UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2010

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Stratus Properties Inc. (“Stratus”) has tentatively scheduled its 2010 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, August 10, 2010, subject to approval by the Board of Directors. The official notice of the Annual Meeting is expected to be sent on or about June 30, 2010.

The Annual Meeting is being held more than 30 days before the anniversary of Stratus’ 2009 annual meeting of stockholders held on November 5, 2009. Accordingly, certain notice deadlines provided in Stratus’ 2009 proxy statement, dated September 28, 2009, under the heading “Stockholder Proposals” and “Consideration of Director Nominees” have changed.

If a stockholder would like for Stratus to consider including a proposal in Stratus’ 2010 proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, it must be delivered in writing to:  Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by March 2, 2010.  Such proposal must also meet the other specific procedural requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

In addition, Stratus’ by-laws permit stockholders to (i) propose business to be presented at Stratus’ annual stockholder meeting and (ii) nominate candidates directly for consideration at Stratus’ annual stockholder meeting.  If the date of the annual stockholder meeting is moved to a date more than 90 days after or 30 days before the anniversary of the previous year’s annual stockholder meeting, any proposal of business to be conducted at the annual stockholder meeting and any nomination must be received no later than 90 days prior to the date of the annual stockholder meeting or 10 days following the public announcement of the date of the annual stockholder meeting, whichever is later.  Accordingly, if a stockholder would like to present a stockholder proposal at the Annual Meeting but does not wish to have it included in Stratus’ 2010 proxy statement, or if a stockholder would like to nominate a candidate directly for consideration at Stratus’ Annual Meeting, the stockholder must submit such business or nomination in writing to Stratus’ secretary, at the above address, by May 12, 2010, in accordance with the specific procedural requirements in Stratus’ by-laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
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Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date:  January 12, 2010